SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2004

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3125 Myers Street, Riverside, California 92503-5527
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 351-3500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9.                                                           Regulation FD Disclosure; and

Item 12.                                                    Results of Operations and Financial Condition

On July 8, 2004, Fleetwood Enterprises, Inc. issued a press release announcing its financial performance, including results for its fourth fiscal quarter and fiscal year ended April 25, 2004. A copy of the press release was previously filed with Form 8-K on July 8, 2004. On the same day, the Company also conducted a public conference call for investors and analysts regarding the Company’s results of operations and financial condition for the fourth fiscal quarter and fiscal year. A transcript of that conference call is attached hereto as Exhibit 99.1 and incorporated by reference herein. An audio replay of the conference call also is also available at the Company’s website, www.fleetwood.com. Please see the headings Company Information and Events/Conf. calls to access this audio replay.

Subsequently, on July 12, 2004, the Company issued a press release providing additional information with respect to the condensed quarterly results available in the Company’s Form 10-K filed on July 8, 2004, and to provide greater clarity to the effect of certain accounting changes.  A copy of that press release is attached to this filing as Exhibit 99.2.

This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. The filing of this Form 8-K does not constitute an admission as to the materiality of any information contained in this report or that the information contained herein is material investor information that is not otherwise publicly available.

Exhibit 99.1	Transcript of conference call on financial results of Fleetwood Enterprises, Inc. conducted on July 8, 2004.
Exhibit 99.2	Press release issued by Fleetwood Enterprises, Inc. on July 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: July 13, 2004	By:	/s/ Leonard J. McGill

Leonard J. McGill
Senior Vice President- Corporate Finance